Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Funds Trust

We consent to the use of our report dated February 17, 2017 with respect to the financial statements of ClearBridge Real Estate Opportunities Fund, a series of the Legg Mason Funds Trust, as of December 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2017